Exhibit 10.29

THIRD AMENDMENT TO EXCLUSIVE LICENSE AGREEMENT

This Third Amendment to Exclusive License Agreement (this “Amendment”) is entered into as of March 25, 2022 (the “Amendment Date”), by and between Elkurt, Inc., a Rhode Island corporation with an address at 297 President Ave, Providence RI 02906 (“Elkurt”) and Ocean Biomedical Inc., a Delaware corporation with an address at 19W060 Avenue LaTours, Oak Brook, IL 60523 (“Licensee”).

WHEREAS, Elkurt and Licensee entered into an Exclusive License Agreement, subtitled, “RIH #154 pfsLSP-1 a Vaccine for Falciparum Malaria” “RIH #305 Antibodies to Pfgarp Kill Plasmodium Falciparum Malaria Parasites and Protect Against Infection and Severe Disease” effective as of January 25, 2021, as amended by the First Amendment to Exclusive License Agreement effective as of April 1, 2021, and the Second Amendment to Exclusive License Agreement effective as of September 10, 2021 (as so amended, the “License Agreement”); and

WHEREAS, Licensee desires to amend certain terms of the License Agreement, and Elkurt agrees to so amend the License Agreement, but only upon the terms and conditions set forth in this Amendment.

NOW, THEREFORE, Elkurt and Licensee, in consideration of the foregoing premises and the mutual promises herein, intending to be legally bound, hereby agree as follows:

1 Section 1.13. of the License Agreement (the definition of Patent Rights) is hereby amended by replacing the word “Elkurt” with the phrase “RIH or Elkurt.”

2 Section 10.2.2.4. of the License Agreement as amended (regarding termination if certain fund raising is not achieved) is hereby amended by deleting the date “May 1, 2021” and inserting in place thereof the date, “May 1, 2022.”

3 As amended by this Amendment, all provisions of the License Agreement remain in full force and effect and are hereby ratified and confirmed. All references to the License Agreement, wherever, whenever or however made or contained, are and shall be deemed to be references to the License Agreement as amended by this Amendment. Section 12.6 of the License Agreement (regarding Governing Law and Jurisdiction) is incorporated herein by reference and made a part hereof and shall govern this Amendment in all respects. This Amendment may be executed in counterparts, each of which shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same instrument. The signatories may execute this Amendment by electronic means and signatures, copies of which shall each be deemed to be originals. This Amendment constitutes the entire understanding between the parties hereto with respect to the matters contained herein and this Amendment shall not be modified except in writing executed by all parties hereto.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto execute this Amendment:

Ocean Biomedical, Inc.		Elkurt, Inc.

By:	/s/ Elizabeth Ng	By:	/s/ Jonathan Kurtis, MD, PhD
Name: Elizabeth Ng		Name: Jonathan Kurtis
Title: Chief Executive Officer		Title: President

[Signature Page to Third Amendment to Exclusive License Agreement – RIH Malaria]